UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 7, 2006

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)



        Delaware                        0-26224                  51-0317849
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchang
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchang
    Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITVE AGREEMENT.

On April 7, 2006 Integra LifeSciences Holdings Corporation (the "Company") entered into a Severance Agreement, dated as of March 1, 2006, with Deborah A. Leonetti, the Company's Senior Vice President, Global Marketing, and a Severance Agreement, dated as of March 1, 2006, with Robert D. Paltridge, the Company's Senior Vice President, Global Sales. Other than the base salary, the agreements have identical terms. The following is a summary of the material terms of the agreements.

Term

Each agreement terminates on May 31, 2007, but will extend 12 months beyond the date on which a change of control of the Company occurs.

Severance Payments

Under each agreement, the officer shall be entitled to receive a severance amount equal to the officer's then-current base salary if, within twelve months of a change of control of the Company, (a) the officer terminates his or her employment agreement for good reason or (b) the Company terminates the officer's employment for reasons other than cause, retirement, disability or death. Ms. Leonetti's bases salary for 2006 is $230,000, is subject to annual reviews and may increase pursuant to such reviews. Mr. Paltridge's base salary for 2006 is $250,000, is subject to annual reviews and may increase pursuant to such reviews. In addition, the Company will continue to maintain and provide to the officer continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans of the Company in which the officer would have been entitled to participate had the officer's employment not terminated, at no cost, for a period ending on the earlier to occur of (i) the first anniversary of the officer's last day of employment, or
(ii) the officer's death, provided the continued participation in such plan is not prohibited by the terms of the plan or for legal reasons.

If any payment or benefit provided to the officer would be subject to the excise tax under Section 4999 of the Code, the amounts payable and the benefits provided will be reduced so that no amounts the officer would receive would be subject to the excise tax under Section 4999 of the Code if such reduction would result in the officer receiving an increased amount on an after-tax basis if no reduction had occurred

Restrictive Covenants

The agreements provide that during the term of this agreement, and for the one year period after the officer's termination of employment with the Company, the officer will be subject to certain covenants not to compete against the Company.

Ms. Leonetti's Severance Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item. Mr. Paltridge's Severance Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number   Description of Exhibit
--------------   ---------------------------

10.1 Severance Agreement, dated as of March 1, 2006, by and between Integra LifeSciences Holdings Corporation and Deborah A. Leonetti.

10.2 Severance Agreement, dated as of March 1, 2006, by and between Integra LifeSciences Holdings Corporation and Robert D. Paltridge.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

          Date: April 13, 2005         By: /s/ Stuart M. Essig
                                           -----------------------------
                                           Stuart M. Essig
                                           President and Chief Executive Officer

                                 Exhibit Index


Exhibit Number   Description of Exhibit
--------------   ---------------------------


10.1 Severance Agreement, dated as of March 1, 2006, by and between Integra LifeSciences Holdings Corporation and Deborah A. Leonetti.

10.2 Severance Agreement, dated as of March 1, 2006, by and between Integra LifeSciences Holdings Corporation and Robert D. Paltridge.